Exhibit 5.1

August 28, 2026 BranchOut Food Inc. 205 SE Davis Ave., Suite C Bend, Oregon 97702

L O S A N G E L E S, C A
S A N F R A N C I S C O, C A
W I L M I N G T O N, D E
N E W Y O R K, N Y
H O U S T O N, T X

10100 SANTA MONICA BLVD.
13th FLOOR
LOS ANGELES
CALIFORNIA 90067

SAN FRANCISCO
150 CALIFORNIA STREET
15th FLOOR
SAN FRANCISCO
CALIFORNIA 94111-4500

DELAWARE
919 NORTH MARKET STREET
17th FLOOR
P.O. BOX 8705
WILMINGTON
DELAWARE 19899-8705

NEW YORK
1700 BROADWAY
36th FLOOR
NEW YORK
NEW YORK 10019

HOUSTON
440 LOUISIANA STREET
SUITE 900
HOUSTON
TEXAS 77002

Re: Prospectus Supplement to Registration Statement on Form S-3 (Registration No. 333-287500)

Ladies and Gentlemen:

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-287500) which was declared effective by the Commission on May 27, 2025 (the “Registration Statement”) and the prospectus therein (the “Base Prospectus”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company with an aggregate offering price of up to $10,000,000; (ii) the Prospectus Supplement of the Base Prospectus, dated August 27, 2026 (the “Prospectus Supplement”), filed with the Commission, relating to the issuance and sale by the Company of 820,588 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) pursuant to that certain underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Lake Street Capital Markets LLC, acting as representative of the underwriters (the “Representative”); and (iii) the current report on Form 8-K of the Company dated August 26, 2026 (the “Form 8-K”), pertaining to the Shares and which will include this opinion letter as an exhibit and result in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, the Base Prospectus, and the Prospectus Supplement, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company, (e) the Underwriting Agreement, and (f) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; (e) the Registration Statement, and any amendments (including post-effective amendments) thereto, will remain effective at the time of issuance of any Shares thereunder; (f) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement, the Base Prospectus, Prospectus Supplement and the Underwriting Agreement against payment of valid consideration therefor; (g) the Shares will be issued and sold in compliance with applicable federal and state securities laws; and (h) the obligations of parties to the Underwriting Agreement other than the Company are valid, binding and enforceable.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in the manner described in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Form 8-K and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP
Pachulski Stang Ziehl & Jones LLP